UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Oxygen Biotherapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on August 31, 2012.  The stockholders considered the three proposals described below, each of which is described in more detail in the Company’s definitive proxy statement dated August 1, 2012.  The final number of votes cast for and against, as well as the number of abstentions and broker non-votes, with respect to each proposal are set forth below.

Proposal 1:  To elect the five director nominees to the Company’s Board of Directors to serve until the sooner of the election and qualification of their successors or the next Annual Meeting of our Stockholders.  The votes were cast as follows:

	Votes For	Against	Broker Non-Votes
Ronald R. Blanck, DO	8,874,742	66,587	8,524,880
Gregory Pepin	8,806,190	135,139	8,524,880
William A. Chatfield	8,874,057	67,272	8,524,880
Chris A. Rallis	8,469,265	472,064	8,524,880
Anthony A. DiTonno	7,344,774	1,586,555	8,524,880

All director nominees were duly elected.

Proposal 2:  To approve our December 2011 offering of securities to certain institutional investors.  The votes were cast as follows:

For (1)	Against	Abstain (1)	Broker Non-Votes
8,848,328	81,044	5,957	8,524,880

(1)
 Represents votes cast on Proposal 2 as received by the Company.  For the purpose of determining that Proposal 2 was approved pursuant to NASDAQ rules, 942,000 shares (representing the aggregate number of shares of common stock issued in connection with the December 2011 financing) that voted in favor of Proposal 2 were deemed to have abstained.

Proposal 2 was approved.

Proposal 3:  To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013.  The votes were cast as follows:

For	Against	Abstain
17,141,170	84,785	234,254

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2012	Oxygen Biotherapeutics, Inc.

	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer